                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                     ORBCOMM COMPLETES CONSENT SOLICITATION

Dulles, VA, February 9, 1999 - ORBCOMM Global, L.P. (ORBCOMM), the first commercial provider of global low-Earth orbit (LEO) satellite data and messaging communications services, today announced that it has received the requisite consents from the holders of its 14% Senior Notes due 2004 (the "Notes") to amend the Indenture governing the Notes.

The Indenture has been amended to, among other things: (i) provide for the payment of certain administrative expenses subsequent to a possible future initial public offering; (ii) provide ORBCOMM greater flexibility in marketing and distributing its products and services; (iii) consolidate certain categories of permitted indebtedness under the Indenture; (iv) provide for additional lien capacity; and (v) make certain other modifications to the Indenture that address ambiguities and inconsistencies that have been identified since the Notes were originally issued.

This press release does not constitute a solicitation in any jurisdiction.

                                      # # #

This release may contain forward-looking statements. These forward-looking statements are based on a number of assumptions and ORBCOMM's actual results and operations may be materially different from those expressed or implied by such statements. For a description of factors that may cause ORBCOMM's results to differ materially from those expressed or implied by such forward-looking statements, please consult the Securities and Exchange Act filings of ORBCOMM Global, L.P.

FOR MORE INFORMATION PLEASE CONTACT:

ORBCOMM
Wende Cover
(703) 406-5774
cover.wende@orbcomm.com


                                       2